UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 31, 2014

Liberty Global plc
(Exact Name of Registrant as Specified in Charter)

England and Wales	001-35961	98-1112770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)

38 Hans Crescent, London, England
SW1X 0LZ
(Address of Principal Executive Office)

+44.20.7190.6449 or 303.220.6600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)  Compensatory Arrangements of Certain Officers

2014 Performance Awards. Pursuant to the Liberty Global 2014 Incentive Plan (the “Incentive Plan”), on March 31, 2014, the Compensation Committee (the “Committee”) of our Board of Directors approved performance goals for the fiscal year ending December 31, 2014, for annual cash performance awards to our executive officers (the “2014 Performance Awards”).
 With respect to our Chief Executive Officer and the four other named executive officers of our company, who we currently anticipate will be among our five most highly compensated executive officers for fiscal 2014 (the “2014 NEOs”), a base objective relating to growth in either consolidated revenue or consolidated operating free cash flow (operating cash flow less property and equipment additions) relative to budgeted growth has been designed so that the payment of 2014 Performance Awards to the 2014 NEOs will qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162m”).  If the 2014 base objective is achieved, the Committee may approve payment to each of the 2014 NEOs of his maximum 2014 Performance Award, subject to the Committee’s discretion to reduce the amount of the award to be paid to any 2014 NEO or to pay no award to such 2014 NEO.  The exercise of the Committee’s discretion as to the amount of the 2014 Performance Award payable to any 2014 NEO will be based on the Committee’s assessment of our company’s consolidated financial performance and the executive’s performance against individual goals in 2014.  The maximum 2014 Performance Award is $8.0 million for our Chief Executive Officer, Michael T. Fries, and $2.5 million for each other 2014 NEOs. These same terms will also apply to other officers granted 2014 Performance Awards.
 The individual goals for the 2014 NEOs and our other officers consist of qualitative measures, which include individual strategic, financial, transactional, organizational and/or operational goals for each officer.
2014 PSU Awards. As previously reported, the approach that the Committee has adopted to the equity incentive award component of our executive officers’ compensation packages is to set a target annual equity value for each executive, of which approximately two-thirds would be delivered in the form of an annual award of performance-based restricted share units (“PSUs”) and approximately one-third in the form of an annual award of share appreciation rights (“SARs”).  A similar approach is applied to the equity incentive compensation for other key employees.
 Each year’s award of PSUs has a two-year performance period.  The percentage of the PSU award earned during the relevant performance period is subject to vesting in two equal installments on March 31 and September 30 of the year following the end of the performance period.  Each year’s award of SARs is made at the same time as awards are made under our annual equity grant program for employees and on terms consistent with our standard form of SAR award agreement.
 Also on March 31, 2014, the Committee approved the target annual equity values from 2013 and the grant of an aggregate of 814,080 PSUs (the “2014 PSUs”) pursuant to the Incentive Plan for our executive officers, including our NEOs. The 2014 PSUs will be divided with one-third as Class A PSUs and two-thirds as Class C PSUs.  Each 2014 PSU represents the right to receive one share of Class A ordinary shares or Class C ordinary shares, as applicable, subject to performance and vesting.  The final determination of the 2014 PSU awards for the other key employees has not yet been made.
The new target annual equity values and the grants of the 2014 PSUs for our 2014 NEOs are set forth in the table below:

		Two-thirds of Target Annual Equity Value in the Form of:
Name and Position	Target Annual Equity Value	Class A 2014 PSU Grant	Class C 2014 PSU Grant

Michael T. Fries; President, Chief Executive Officer	$15,000,000	78,276	156,562

Charles H.R. Bracken; Executive Vice President & Co-Chief Financial Officer (Principal Financial Officer)	$5,000,000	26,092	52,184

Bernard G. Dvorak; Executive Vice President & Co-Chief Financial Officer (Principal Accounting Officer)	$5,000,000	26,092	52,184

Diederik Karsten; Executive Vice President, European Broadband Operations	$5,000,000	26,092	52,184

Balan Nair; Executive Vice President & Chief Technology Officer	$5,000,000	26,092	52,184

The performance period for the 2014 PSUs ends on December 31, 2015.  As the performance measure, the Committee selected growth in consolidated operating cash flow (revenue less operating, selling, general and administrative expenses, excluding depreciation and amortization, stock-based compensation, provisions for litigation, and impairment, restructuring and other operating charges or credits), as adjusted for events such as acquisitions, dispositions and changes in foreign currency exchange rates and accounting principles or policies that affect comparability.  In choosing operating cash flow as the performance measure for the 2014 PSUs, the Committee determined to use a measure of performance that was different from those selected for the 2014 Performance Awards (i.e., revenue and operating free cash flow) in order to ensure that the management team would be focused on maximizing performance against a variety of key financial metrics during the performance period.  The target compound annual growth rate in consolidated operating cash flow (“OCF CAGR”) selected by the Committee was based upon a comparison of our 2013 actual results to those reflected in our long-range plan for 2015. The target OCF CAGR is subject to upward or downward adjustment for certain events in accordance with the terms of the grant agreement.  A performance range of 75% to 125% of the target OCF CAGR would generally result in award recipients earning 75% to 150% of their target 2014 PSUs, subject to reduction or forfeiture based on individual performance.  One-half of the earned 2014 PSUs will vest on March 31, 2016 and the balance on September 30, 2016.  The Committee also established a minimum OCF CAGR base performance objective, subject to certain limited adjustments, which must be satisfied in order for named executive officers to be eligible to earn any of their 2014 PSUs.  The base performance objective was designed so that the awards would qualify as performance-based compensation under Section 162(m).  If the base performance objective is achieved, our named executive officers will be eligible to earn 150% of their 2014 PSUs, subject to the committee’s discretion to reduce the size of the award earned, including to zero, to align with our company’s and the individual’s performance.
The 2014 PSUs are subject to forfeiture or acceleration in connection with certain termination of employment or change-in-control events consistent with the terms of the PSUs granted in 2013.  The 2014 PSUs will convert to time-vested restricted share units following certain change-in-control events.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY GLOBAL PLC

By:	/s/MICHELLE L. KEIST
Name:	Michelle L. Keist
Title:	Vice President and Assistant Secretary
Date: April 4, 2014